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                                                                   EXHIBIT 10.13
                                THIRD AMENDMENT
                                       to
                           WARRANT PURCHASE AGREEMENT


         THIRD AMENDMENT TO WARRANT PURCHASE AGREEMENT (the "Third Amendment") made as of October 4, 1994, by and among Ultrak, Inc., a Colorado corporation (the "Company"), George K. Broady (the "Shareholder"), and Petrus Fund, L.P., a Texas limited partnership (the "Purchaser").

                                R E C I T A L S

         1. Purchaser, Shareholder and the Company have made and entered into that certain Warrant Purchase Agreement dated July 20, 1992 (as amended, the "Warrant Purchase Agreement"), as amended by that certain First Amendment to Warrant Purchase Agreement (the "First Amendment") dated November 30, 1992, and as further amended by that certain Second Amendment to Warrant Purchase Agreement (the "Second Amendment") dated October 4, 1993, pursuant to which the Company issued to Purchaser a warrant to purchase an aggregate of Nine Hundred Twenty-Eight Thousand Five Hundred Seventy-One (928,571) shares of Common Stock, in accordance with the terms and conditions of the Warrant Purchase Agreement and pursuant to the provisions set forth therein.

         2. On or about December 28, 1993, the Company effected a "reverse stock split", pursuant to which six (6) shares of its stock were converted to one (1) share of its stock. After giving effect to the "reverse stock split", the number of shares of Common Stock covered by the Warrant Purchase Agreement is One Hundred Fifty-Four Thousand Seven Hundred Sixty-Two (154,762).

         3. Purchaser and the Company desire to amend the Warrant Purchase Agreement to (a) increase the number of shares of Common Stock covered by the Warrant Purchase Agreement from One Hundred Fifty-Four Thousand Seven Hundred Sixty-Two (154,762) to Two Hundred Thousand (200,000), (b) decrease the Exercise Price from $9.00 per share to $8.00 per share, and (c) modify certain other provisions pertaining to the Warrant.


         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Third Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, the Shareholder, and the Company, intending to be legally bound, agree as follows:





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                                   Article I
                                  Definitions

         As used in this Third Amendment, capitalized terms not otherwise defined in this Third Amendment shall have the meanings given them in the Warrant Purchase Agreement.


                                   Article II
                                   Amendments

         2.01. Amendment to Warrant. Section 2.01 of the Warrant Purchase Agreement is amended and restated hereby to read in full as follows:

                 "2.01    The Warrant.  On the Closing Date, Purchaser agrees
         to purchase from the Company at an aggregate total purchase price of ten dollars ($10.00), and the Company agrees to issue to Purchaser, a warrant in substantially the form ofExhibit A attached hereto and incorporated herein (collectively, the "Warrant"), to purchase an aggregate of Two Hundred Thousand (200,000) shares of Common Stock, all in accordance with the terms and conditions of this Agreement and pursuant to the provisions set forth below."


         2.02. Amendment to Exercise Price. Section 2.03 of the Warrant Purchase Agreement is amended and restated hereby to read in full as follows:

                 "2.03    Exercise Price.  The Exercise Price per share will be
         Eight Dollars ($8.00) for each share of Common Stock covered by the Warrant; provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by the Warrant exceed $1,600,000.00, except in the case of adjustment pursuant toSection 2.03(b) or Section 3.03(d), whether as a result of any change in the par value of the Common Stock or as a result of any change in the number of shares purchasable as provided in thisArticle II or otherwise; and provided, further, that such limitation on the aggregate Exercise Price will have no effect whatsoever upon the number of shares of Common Stock for which this Warrant may be exercised."


         2.03. Amendment to Adjustments to Number of Shares Purchasable. The preamble to Section 3.03(a) of the Warrant Purchase Agreement is amended hereby to read in full as follows, in order to reflect the effect of the reverse stock split:





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                 "(a)     The Warrant will be exercisable for the number of
         shares of Common Stock in such manner that following the complete and full exercise of the Warrant the amount of Common Stock issued to the Holder will equal, to the nearest whole share, Two Hundred Thousand (200,000) shares of Common Stock, as adjusted, to the extent necessary, to give effect to the following events:".


         2.04. Amendment to Representation and Warranty Regarding Authorized Capital Stock. Section 7.01 of the Warrant Purchase Agreement is amended hereby adding the following subsection (i), immediately following Subsection 7.01(h):

                 "(i)     As of September 30, 1994, the Company's authorized
         capital stock consists of 20,000,000 shares of common stock, without par value, of which 6,538,352 shares are issued and outstanding and 200,000 shares of Common Stock are reserved for issuance on exercise of the Warrant. The number of shares issued since September 30, 1994 is not material. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold, and delivered by the Company free from preemptive or similar rights and in compliance with applicable federal and state securities laws. Except (i) pursuant to this Agreement, (ii) except for the Permitted Stock, and (iii) except as set forth in Schedule II to the Loan Agreement on the date of this Agreement, the Company is not obligated to issue or sell any Capital Stock."


         2.05. Amendment to Form of Warrant. Exhibit A of the Warrant Purchase Agreement is amended, restated and replaced hereby to read in full as set forth on Exhibit A-3 attached hereto and made a part hereof.


                                  Article III
                                 Miscellaneous

         Except as specifically amended hereby, the Warrant Purchase Agreement remains in full force and effect.





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         IN WITNESS WHEREOF, the parties have executed and delivered this Third
Amendment as of the date first above written.


                                        PETRUS FUND, L.P.

                                        By:      Perot Investments, Inc.
                                                 its General Partner


                                                 By: /s/ STEVEN L. BLASNIK
                                                     ------------------------
                                                         Steven L. Blasnik,
                                                         President


                                        ULTRAK, INC.



                                        By: /s/ TIM D. TORNO
                                            ---------------------------------
                                                Tim D. Torno
                                                Chief Financial Officer



                                        /s/ GEORGE K. BROADY
                                        -------------------------------------
                                            George K. Broady, Individually





Exhibit:

    A-3     -        Warrant





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